SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 24, 2005


                            HEARTLAND PARTNERS, L.P.
               (Exact Name of Registrant as Specified in Charter)


           DELAWARE                       1-10520                36-3606475
 (State or Other Jurisdiction           (Commission           (I.R.S. Employer
of Incorporation or Organization)       File Number)         Identification No.)


330 N. JEFFERSON COURT, CHICAGO, ILLINOIS                     60661
(Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code: (312) 575-0400


           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                            Section 8 - Other Events


ITEM 8.01   OTHER EVENTS.

On March 28, 2005, Heartland Partners, L.P. (the "Company") received a copy of an order granting a preliminary injunction, dated March 24, 2005 (the "Order"), issued by the Montana Sixteenth Judicial District Court, Custer County (the "Court"). The Order enjoins the Company from using any of the first $2.5 million of net proceeds of any property sales (after payment of sales expenses) for any purpose other than a reserve fund established with the clerk of the Court. In lieu of establishing a reserve fund with the clerk of the Court, the Company may provide the Court with proof of applicable insurance or the posting of a bond. The Company is currently examining all of its legal options, including, where appropriate, a motion for reconsideration or an appeal of the Order. The Company is additionally considering whether to establish a reserve fund with the clerk of the Court, post a bond or to take any other action consistent with the requirements of the Order.

The Order was issued after a hearing before the Court on January 10, 2005 in connection with an action for declaratory judgment brought against the Company by Trinity Railcar Repair, Inc. (the "Plaintiff") seeking a declaration that the Company is responsible for remediation costs associated with alleged contamination resulting from the discharge of diesel fuel on approximately 130-140 acres of land referred to as the Miles City Railroad Site in Custer County, Montana. At the hearing, the Plaintiff's expert testified that a remedial investigation and feasibility study would cost between $1 million and $3 million and that remediation work would cost between $6.5 million and $12 million. The Company's expert testified that the costs for the remedial investigation and feasibility study would likely be between $100,000 and $300,000 and remediation costs should be no more than $1.25 million.







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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           HEARTLAND PARTNERS, L.P.

Date: March 29, 2005                       By: /s/ Lawrence S. Adelson
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                                               Lawrence S. Adelson
                                               Manager of HTI Interests, LLC,
                                               General Partner

























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